EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Virtus Opportunities Trust
File Number: 811-7455
Registrant CIK Number: 0001005020
Semi-Annual 03/31/09

Sub-Item 77Q3


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:


72DD1/72DD2-
Series 3 - Class A $502, Class B $81, Class C $73, Class I $3,274 Series 6 - Class A $869, Class B $0, Class C $26, Class I $2
Series 7 - Class A, Class B and Class C are zero
Series 8 - Class A $8,664, Class B $257, Class C $523, Class I $1,770 Series 14 - Class A $1,416, Class B $24, Class C $39
Series 16 - Class A  $3,786, Class B $45, Class C $50
Series 18 - Class A  $3,438, Class B $466, Class C $709
Series 19 - Class A  $39,028, Class B $432, Class C $4,522,
 Class I $11, Class T $3,705
Series 20 - Class A  $5,015, Class C $0, Class I $4,811
Series 22 - Class A  $729, Class B $16, Class C $9
Series 23 - Class A  $792, Class C $5, Class I $1
Series 24 - Class A  $508, Class C $9, Class I $7
Series 25 - Class A, Class C and Class I are zero

73A1/73A2-
Series 3 - Class A  $0.2250, Class B $0.1900, Class C $0.1900,
 Class I $0.2430
Series 6 - Class A  $0.1370,  Class C $0.1030,  Class I $0.1480
Series 7 - Class A, Class B and Class C are zero
Series 8 - Class A  $0.3030, Class B $0.2450, Class C $0.2430,
 Class I $0.3230
Series 14 - Class A  $0.2040, Class B $0.1750, Class C $0.1760
Series 16 - Class A  $0.1660, Class B $0.1540, Class C $0.1540
Series 18 - Class A  $0.3900, Class B $0.3596, Class C $0.3593
Series 19 - Class A  $0.1121, Class B $0.1041, Class C $0.1080,
 Class I $0.1162, Class T $0.0999
Series 20 - Class A  $0.1780, Class C $0.0000, Class I $0.2410
Series 22 - Class A  $0.0810, Class B $0.0570, Class C $0.0570
Series 23 - Class A  $0.0820, Class C $0.0580, Class I $0.0900
Series 24 - Class A  $0.2620, Class C $0.2330, Class I $0.2740
Series 25 - Class A, Class C and Class I are zero


74U1/74U2-
Series 3 - Class A 2,180, Class B 414, Class C 503, Class I 13,143 Series 6 - Class A 7,232, Class C 423, Class I 23
Series 7 - Class A 6,240, Class B 148, Class C 433
Series 8 - Class A 28,926, Class B 1,026, Class C 2,121, Class I 6,083 Series 14 - Class A 6,908, Class B 127, Class C 262
Series 16 - Class A 23,234, Class B 249, Class C 340
Series 18 - Class A 8,347, Class B 1,365, Class C 2,476
Series 19 - Class A 265,684, Class B 3,162, Class C 34,087,
 Class I 113 Class T 31,144
Series 20 - Class A 27,234, Class C 4,012, Class I 21,049
Series 22 - Class A 8,769, Class B 238, Class C 137
Series 23 - Class A 7,874, Class C 69, Class I 10
Series 24 - Class A 4,336, Class C 83, Class I 26
Series 25 - Class A 80, Class C 10, Class I 10

74V1/74V2-
Series 3 - Class A $9.72, Class B $9.51, Class C $9.54, Class I $9.82 Series 6 - Class A $8.14, Class C $8.12, Class I $8.13
Series 7 - Class A $10.29, Class B $9.90, Class C $9.85
Series 8 - Class A $12.07, Class B $11.93, Class C $12.07,
 Class I $12.07
Series 14 - Class A $7.44, Class B $7.37, Class C $7.41
Series 16 - Class A $3.35, Class B $3.29, Class C $3.31
Series 18 - Class A $7.96, Class B $7.95, Class C $8.00
Series 19 - Class A $3.85, Class B $3.84, Class C $3.89,
 Class I $3.85, Class T 3.88
Series 20 - Class A $14.43, Class C $14.34, Class I $14.44
Series 22 - Class A $5.24, Class B $4.72, Class C $4.70
Series 23 - Class A $3.79, Class C $3.78, Class I $3.79
Series 24 - Class A $8.36, Class C $8.36, Class I $8.36
Series 25 - Class A $11.02, Class C $11.01, Class I $11.02